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                                                                      EXHIBIT 21

                          Technology Solutions Company

                          Subsidiaries of the Company

The following are all the subsidiaries of the Registrant and are included in its audited consolidated financial statements filed with its Annual Report on Form 10-K for the year ended December 31, 1999.


                                                                   Place of
  Subsidiary (Year Organized or Acquired)                       Incorporation
  -----------------------------------------------------------  ---------------
  Technology Solutions Company de Mexico S.A. de C.V. (1995)         Mexico
  TSC Europe (U.K.) Ltd (1999)                                      England
  TSC South America, Inc. (1996)                                    Delaware
  TSC Colombia, Inc. (1996)                                         Delaware
  TSC Latin America, Inc. (1996)                                    Delaware
  TSC Colombia S.A. (1996)                                          Colombia
  Goalsetters, Inc. (1996)                                          Delaware
  OrTech Solutions Company (1996)                                   Delaware
  TSC Asia, Inc. (1997)                                             Delaware
  Technology Solutions Company Brasil LTDA (1997)                    Brazil
  HRM Resources, Inc. (1997)                                        New York
  TSC Europe (France) SARL (1999)                                    France
  Go Source, Inc. (1997)                                            Delaware
  Technology Solutions Company (TSC) Pte. Ltd.                     Singapore